UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2015

Silver Eagle Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36025 (Commission File Number)	80-0914174 (I.R.S. Employer Identification Number)

1450 2nd Street, Suite 247 Santa Monica, California (Address of principal executive offices)	90401 (Zip code)

(310) 276-1219
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

March 2, 2015, the Board of Directors (the “Board”) of Silver Eagle Acquisition Corp. (the “Company” or “Silver Eagle”), pursuant to the Company’s amended and restated certificate of incorporation, increased the size of the Board from four to five directors and elected Jay Itzkowitz to fill the vacancy resulting from such increase. In connection with Mr. Itzkowitz’s agreement to serve as director of the Company, Global Eagle Acquisition LLC, the Company’s sponsor, transferred to Mr. Itzkowitz 25,000 shares of the Company’s common stock, par value $0.0001 per share. In addition, the Company also entered into a letter agreement with Mr. Itzkowitz, which contains certain rights and obligations with respect of the Company, including, but not limited to, certain voting obligations and transfer restrictions in respect of the shares of common stock of the Company transferred to Mr. Itzkowitz. In connection his election to the Board, the Company also entered into an indemnity agreement with Mr. Itzkowitz and Mr. Itzkowitz executed a Joinder to the Registration Rights Agreement by and among the Company and the holders of the Company’s founder shares. The indemnity agreement provides contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated certificate of incorporation for Mr. Itzkowtiz’s service as a director of the Company. The Joinder to Registration Rights Agreement provides Mr. Itzkowitz with registration rights with respect to such shares.

There are no arrangements or understandings between Mr. Itzkowitz and any other person pursuant to which Mr. Itzkowitz was elected as director of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Itzkowitz was a participant.

Additional Information about the Transaction and Where to Find It

Videocon d2h Limited (“Videocon d2h”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form F-4 (the “Registration Statement”), which includes a preliminary proxy statement/prospectus that is both the proxy statement to be distributed to holders of the Company’s common stock and public warrants in connection with the solicitation by the Company of proxies for the vote by the stockholders on the business combination between Videocon d2h and Silver Eagle (the “Transaction”) and the vote by the warrantholders on a proposed amendment to the warrant agreement governing Silver Eagle’s warrants, as well as the prospectus relating to the offer and sale of equity shares underlying American Depositary Shares to be issued in the Transaction. The Company will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders and public warrantholders. The Company’s stockholders and warrantholders and other interested persons are advised to read the preliminary proxy statement/prospectus included in the Registration Statement, and amendments thereto, and the definitive proxy statement/prospectus when available because the proxy statement/prospectus will contain important information about Videocon d2h, the Company, the proposed Transaction and the proposed warrant agreement amendment. The definitive proxy statement/prospectus will be mailed to stockholders and warrantholders of the Company as of March 2, 2015. Stockholders and warrantholders may obtain copies of the Registration Statement which includes the proxy statement/prospectus, without charge, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Silver Eagle Acquisition Corp., 1450 2nd Street, Suite 247, Santa Monica, CA 90401, Attention: James A. Graf, Chief Financial Officer.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Transaction and the Company’s warrantholders with respect to the proposed warrant agreement amendment. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC. Additional information regarding the interests of such participants will be contained in the definitive proxy statement/prospectus when available.

Videocon d2h and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Silver Eagle in connection with the proposed Transaction and from the warrantholders of Silver Eagle in connection with the proposed warrant amendment. A list of the names of such directors and officers and information regarding their interests in the Transaction will be included in the definitive proxy statement/prospectus when available.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 6, 2015	Silver Eagle Acquisition Corp.

	By:	/s/ James A. Graf
James A. Graf
Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Form 8-K]